Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-159950) on Form S-8 of our report dated March 28, 2011, relating to the consolidated financial statements of Nutrastar International Inc. (formerly known as Shuaiyi International New Resources Development Inc.) and its subsidiaries (collectively the “Company”), which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

Crowe Horwath (HK) CPA Limited
Hong Kong, China
March 28, 2011